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                                                                   Exhibit 23.5

                         Consent of Z. S. Kobiashvili

I hereby consent to the incorporation by reference in this Current Report on Form 8-K of Apache Corporation of the reference to my name under the heading "Legal Matters" in the Prospectus included as a part of Apache's Registration Statement on Form S-3 (No. 33-62177); and the incorporation by reference of the reference to my name into Apache Corporation's previously filed Registration Statements on Form S-3 (Nos. 33-51253, 33-53129 and 33-62177), Form S-4
(33-61669) and Form S-8 (Nos. 33-53442, 33-37402, 33-31407 and 33-59723).

                                    /s/  Z. S. KOBIASHVILI
                                    ------------------------
                                         Z. S. KOBIASHVILI

Houston, Texas
September 6, 1995